EXHIBIT 99.1


Photonics Corporation Announces Cancellation of Treasury Shares LEWISVILLE, UNITED STATES OF AMERICA --(WORLDANNOUNCE)-- May 21, 2002

DALLAS, TEXAS--May 21, 2002--Photonics Corporation (OTCBB: PHOX) announced today that the Company has cancelled 52,576,550 shares held in treasury and a nominee subsidiary's name. This means that as of April 20, 2002, there were 65,575,126 common shares outstanding and 1,000,000 preferred.

This press release contains certain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, which are intended to be covered by the safe harbors created thereby. Investors are cautioned that all forward-looking statements involve risks and uncertainties. Although Photonics Corp. believes that the assumptions underlying the forward-looking statements contained herein are reasonable, any of the assumptions could be inaccurate, and therefore, there can be no assurance that the forward-looking statements included in this press release will prove to be accurate. In light of the significant uncertainties inherent in the forward-looking statements included herein, the inclusion of such information should not be regarded as a representation by Photonics or any other person that the objectives and plans of Photonics Corp will be achieved.

CONTACT:

Photonics Corp. - Dallas
Investor Relations Office
Mark Lindberg, 972-745-3020
mark@otcsupport.com